UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2025

Kenvue Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 874-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 2, 2025, Kenvue Inc., a Delaware corporation (“Kenvue”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kimberly-Clark Corporation, a Delaware corporation (“K-C”), Vesta Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of K-C (“First Merger Sub”), and Vesta Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of K-C (“Second Merger Sub”), pursuant to which, among other things, (i) First Merger Sub will merge with and into Kenvue (the “First Merger”), with Kenvue surviving as a direct wholly owned subsidiary of K-C (the “Initial Surviving Company”) (the time the First Merger becomes effective being the “First Effective Time”), and (ii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of K-C (the “Final Surviving Company”) (the time the Second Merger becomes effective being the “Second Effective Time”).

The board of directors of each of Kenvue and K-C (the “Kenvue Board” and the “K-C Board”, respectively) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including, in the case of K-C, the issuance of shares of K-C Common Stock (as defined below) as Merger Consideration (as defined below).

Merger Consideration

At the First Effective Time, pursuant to the terms and subject to the conditions of the Merger Agreement, each share of Kenvue common stock, par value $0.01 per share (the “Kenvue Common Stock”), issued and outstanding immediately prior to the First Effective Time (other than shares of Kenvue Common Stock that (i) are owned by K-C or Kenvue or any wholly owned subsidiary of K-C or Kenvue (or are held in treasury by Kenvue) or (ii) are held by any Kenvue stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive (i) 0.14625 shares (the “Exchange Ratio”) of K-C common stock, par value $1.25 per share (the “K-C Common Stock” and the shares of K-C Common Stock to be issued in connection with the First Merger, the “Stock Consideration”), plus (ii) $3.50 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”).

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the parties, the Initial Surviving Company or the equityholders thereof (i) each share of common stock of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time will automatically be canceled and cease to exist without any conversion or payment therefor and (ii) each unit of Second Merger Sub issued and outstanding immediately prior to the Second Effective Time will remain issued and outstanding and will represent validly issued, fully paid and nonassessable units of the Final Surviving Company, which will constitute the only outstanding units of the Final Surviving Company immediately following the Second Effective Time.

The shares of K-C Common Stock to be issued in connection with the First Merger will be listed on the Nasdaq Global Select Market (“Nasdaq”). No fractional shares of K-C Common Stock will be issued in the Mergers, and holders of Kenvue Common Stock otherwise entitled to receive a fractional share of K-C Common Stock will receive a cash payment, without interest, in lieu thereof, as specified in the Merger Agreement.

In connection with the issuance of the Stock Consideration by K-C, as promptly as reasonably practicable following the date of the Merger Agreement, K-C and Kenvue will jointly prepare and cause to be filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”), which will include the joint proxy statement of K-C and Kenvue for their respective meeting of stockholders relating to the transactions contemplated by the Merger Agreement.

Treatment of Equity Awards

Under the terms of the Merger Agreement, each Kenvue equity award, consisting of stock options, restricted stock units and performance stock units, that is outstanding immediately prior to the First Effective Time will be converted into an equivalent K-C equity award, including with respect to vesting conditions (including in connection with a qualifying termination of employment), except that performance stock units will be converted into solely time-vesting restricted stock units. The number of shares of K-C Common Stock subject to each converted equity award will be equal to the number of shares of Kenvue Common Stock subject to the award, with the number of shares of Kenvue Common Stock subject to any performance stock unit determined based on the greater of target and actual performance measured through the First Effective Time, multiplied by the Equity Award Exchange Ratio, and the exercise price of each converted stock option will be equal to the exercise price of the Kenvue stock option divided by the Equity Award Exchange Ratio.

Notwithstanding the foregoing, each restricted stock unit of Kenvue that is or becomes vested at the First Effective Time will instead be converted into the right to receive the Merger Consideration.

The “Equity Award Exchange Ratio” is a fraction, (a) the numerator of which is the sum of the Cash Consideration and the product of (x) the Exchange Ratio and (y) the closing price of K-C Common Stock on the trading day immediately prior to the date of the First Effective Time (the “K-C Closing Price”) and (b) the denominator of which is the K-C Closing Price.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of each of Kenvue and K-C relating to their respective businesses, financial statements and public filings, among other matters, in each case generally subject to customary qualifications. Additionally, the Merger Agreement provides for customary pre-closing covenants of each of Kenvue and K-C, including (i) to conduct its business in the ordinary course (subject to certain exceptions); (ii) to cooperate and use reasonable best efforts with respect to seeking regulatory approvals, subject to certain specified limitations; (iii) to hold a meeting of its stockholders to obtain the requisite stockholder approvals contemplated by the Merger Agreement, as applicable; (iv) not to solicit proposals relating to any alternative business combination or acquisition transactions; and (v) subject to certain exceptions, not to enter into any discussions concerning, or provide confidential information in connection with, any such alternative business combination or acquisition transactions.

In addition, K-C has agreed to take all necessary actions to cause, effective as of the First Effective Time, the K-C Board to consist of three Kenvue designees, with the remainder consisting of existing members of the K-C Board as of immediately prior to the First Effective Time.

Notwithstanding the restrictions related to alternative business combination or acquisition transactions, prior to obtaining the approval of their respective stockholders, each of Kenvue and K-C may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to any unsolicited alternative business combination or acquisition proposal that the Kenvue Board or the K-C Board, as applicable, has determined constitutes or would reasonably be expected to result in a Superior Kenvue Proposal or a Superior Kimberly-Clark Proposal, as applicable. A “Superior Kenvue Proposal” or a “Superior Kimberly-Clark Proposal” is a bona fide written Kenvue Takeover Proposal or Kimberly-Clark Takeover Proposal (as applicable and each as defined in the Merger Agreement, with references to “20%” in the definition thereof deemed to be references to “50%”) made after the date of the Merger Agreement that did not result from a breach of the relevant provisions of the Merger Agreement that the Kenvue Board or the K-C Board, as applicable, has determined in its good faith judgment (after consultation with its outside legal counsel and financial advisor) (i) is likely to be consummated in accordance with its terms (taking into account all legal, financial, regulatory and timing aspects of the proposal and the party making the proposal) and (ii) if consummated, would result in a transaction more favorable to such party’s stockholders from a financial point of view than the Transactions (as defined in the Merger Agreement), after taking into account all of the terms and conditions of, and the likelihood of completion of, such offer and of the Merger Agreement (including any proposed changes thereto and the time likely to be required to consummate the Kenvue Takeover Proposal or the K-C Takeover Proposal, as applicable).

Prior to obtaining the relevant stockholder approval, the Kenvue Board or the K-C Board, as applicable, may change its recommendation to its stockholders in connection with the Mergers, subject to complying with certain notice and other specified conditions contained in the Merger Agreement, including giving the other party an opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Kenvue Board or the K-C Board, unless the Merger Agreement is terminated by the other party, such party is still required to convene the meeting of its stockholders to obtain the requisite stockholder approvals contemplated by the Merger Agreement.

Conditions to the Mergers

The completion of the Mergers is subject to the satisfaction or (to the extent permitted by law) waiver of certain conditions, including (i) the approval by holders of Kenvue Common Stock of a proposal to adopt the Merger Agreement and by holders of K-C Common Stock of a proposal to approve the issuance of the Stock Consideration; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other clearances, approvals and consents under certain applicable foreign antitrust and regulatory laws; (iii) the absence of governmental restraints or prohibitions preventing, enjoining or prohibiting the consummation of the Mergers; (iv) the effectiveness of the Form S-4 and the absence of any stop order or proceedings by the SEC; (v) the approval of the Stock Consideration to be issued at the First Effective Time for listing on Nasdaq; (vi) the representations and warranties of Kenvue and K-C being true and correct (subject to certain qualifications); and (vii) the performance in all material respects by the parties of their respective obligations under the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights for the parties, including (i) termination by mutual written consent of Kenvue and K-C and (ii) termination by either Kenvue or K-C if (a) the First Merger is not consummated on or before November 2, 2026 (the “Outside Date”), subject to an automatic extension until May 3, 2027, under certain circumstances for the purpose of obtaining certain regulatory approvals, (b) the requisite stockholder approvals of Kenvue or K-C required in connection with the Mergers are not obtained at their respective stockholder meetings, (c) any legal restraint having the effect of prohibiting the consummation of the Mergers having become final and nonappealable, (d) the other party has breached its representations, warranties or covenants in the Merger Agreement, subject to certain qualifications or (e) prior to the stockholder meeting of the other party, the K-C Board or the Kenvue Board, as applicable, has changed its recommendation in connection with the Mergers, or has failed to make or reaffirm such recommendation in certain circumstances.

The Merger Agreement further provides that, upon termination of the Merger Agreement, Kenvue or K-C, as the case may be, will pay to the other party a termination fee equal to $1,136,000,000 in cash, under certain specified circumstances, including (i) a termination of the Merger Agreement by Kenvue or K-C because of a change in the recommendation of the K-C Board or the Kenvue Board in connection with the Mergers or (ii) a termination of the Merger Agreement by Kenvue or K-C because of a failure of the other party to obtain the requisite stockholder approvals contemplated by the Merger Agreement, a material breach by the other party or because the Mergers are not consummated by the Outside Date (as subject to extension), in each case, at a time when a third party has made or announced an intention to make an offer or proposal for an alternative business combination transaction with respect to such party, and, within 12 months following such termination, such party enters into a definitive agreement with respect to an alternative business combination transaction or consummates any alternative business combination transaction.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kenvue or K-C or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Kenvue’s or K-C’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Permanent CEO Appointment

On November 2, 2025, Kirk L. Perry, age 59, was appointed to serve as Kenvue’s Chief Executive Officer on a permanent basis, effective immediately (the “Effective Date”). Mr. Perry will continue to serve on the Kenvue Board following the Effective Date.

Mr. Perry has served as Kenvue’s Chief Executive Officer on an interim basis since July 2025 and has served as a member of Kenvue’s Board since December 2024. Further information regarding Mr. Perry’s business experience and qualifications is disclosed under “Proposal No. 1: Election of Thirteen Directors to Serve Until the 2026 Annual Meeting of Shareholders – Kirk Perry” in Kenvue’s definitive Proxy Statement for its 2025 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 9, 2025, and is incorporated herein by reference. Mr. Perry was the president and CEO of Circana, Inc. (“Circana”) until December 2024 and is currently a director of Circana. Kenvue paid Circana approximately $7.6 million in 2024 for consumer data, analytics and insights services. These services were provided to Kenvue on an arm’s-length basis and Mr. Perry did not have a role in Kenvue’s decision-making with respect to which firms to utilize for these services.

In connection with Mr. Perry’s appointment, Mr. Perry and Kenvue Brands LLC executed an offer letter on the Effective Date (the “Offer Letter”), which supersedes and replaces Mr. Perry’s prior offer letter with Kenvue Brands LLC. The Offer Letter provides for (i) a base salary at an annualized rate of $1,350,000, (ii) beginning in 2026, eligibility for an annual bonus with a target value equal to 175% of Mr. Perry’s base salary, (iii) eligibility for an annual equity award grant with a grant date value of $9,287,500 and (iv) reimbursement of up to $25,000 of reasonable attorneys’ fees. In lieu of participating in the Executive Severance Pay Plan of Kenvue Inc. and U.S. Affiliated Companies, Mr. Perry will also be eligible to receive a transaction bonus of up to $4,000,000, subject to Mr. Kirk’s continued employment through the First Effective Time and the Kenvue Board’s evaluation of his performance through the First Effective Time (the “Transaction Bonus”). Mr. Perry’s currently outstanding equity awards will remain outstanding in accordance with their terms, and the Offer Letter provides that the amount of the performance bonus Mr. Perry is eligible to receive under his prior offer letter will be determined and paid by December 31, 2025.

Pursuant to the Offer Letter, if Mr. Perry’s employment is terminated for any reason other than for cause or without good reason prior to December 31, 2026, Mr. Perry will be entitled to a lump sum payment of any base salary he would have received had he continued to serve as Chief Executive Officer through December 31, 2026 and will remain eligible to receive an annual bonus for 2026 based on actual performance. If Mr. Perry’s termination without cause or for good reason is prior to the First Effective Time, he will also be entitled to receive the full amount of the Transaction Bonus.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Perry and any of Kenvue’s executive officers or directors or persons nominated or chosen by Kenvue to become a director or executive officer. Other than the transactions with Circana disclosed above, there have been no transactions since the beginning of Kenvue’s last fiscal year, and there are no currently proposed transactions, in which Kenvue was or is to be a participant and in which Mr. Perry, or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Perry and any other person pursuant to which Mr. Perry was appointed as an officer of Kenvue.

Executive Severance Plan

On November 2, 2025, the Compensation & Human Capital Committee of the Kenvue Board approved an amendment and restatement of the Executive Severance Pay Plan of the Company and U.S. Affiliated Companies (the “A&R Severance Plan”), which covers Kenvue’s U.S.-based executive officers. The A&R Severance Plan will be effective as of the First Effective Time. The changes that will be effected by the A&R Severance Plan include (i) adding, for all participants, a pro rata target bonus to the severance payments and benefits that would be received on a qualifying termination, (ii) adding certain non-U.S. employees as participants who Kenvue has historically treated as covered by the plan, including Carlton Lawson, Group President, EMEA & Latin America and (iii) providing that the A&R Severance Plan may not be terminated or amended in a manner adverse to the participants for the two-year period following the closing of the Mergers.

The foregoing description of the A&R Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Severance Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 3, 2025, Kenvue and K-C issued a joint press release announcing the parties’ entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additionally, Kenvue posted to its website an investor presentation describing the Mergers, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by K-C under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Important Information for Investors and Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between Kenvue and K-C. In connection therewith, K-C and Kenvue intend to file relevant materials with the SEC, including, among other filings, a K-C registration statement on Form S-4 in connection with the proposed issuance of shares of K-C’s common stock pursuant to the proposed transaction that will include a joint proxy statement of K-C and Kenvue that also constitutes a prospectus of K-C, and a definitive joint proxy statement/prospectus, which, after the registration statement is declared effective by the SEC, will be mailed to stockholders of K-C and Kenvue seeking their approval of their respective transaction-related proposals. INVESTORS AND STOCKHOLDERS OF K-C AND Kenvue ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS AND OTHER DOCUMENTS IN THEIR ENTIRETY THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND ANY SOLICITATION. This communication is not a substitute for the registration statement, the joint proxy statement/prospectus or any other document that K-C or Kenvue may file with the SEC and send to its stockholders in connection with the proposed transaction. Investors and stockholders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by K-C or Kenvue through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by K-C will be available free of charge on K-C’s website at www.kimberly-clark.com under the tab “Investors” and under the heading “Financial” and subheading “SEC Filings.” Copies of the documents filed with the SEC by Kenvue will be available free of charge on Kenvue’s website at www.kenvue.com under the tab “Investors” and under the heading “Financials & reports” and subheading “SEC filings.”

Certain Information Regarding Participants

K-C, Kenvue, and their respective directors and executive officers and certain other members of management and employees may be considered participants in the solicitation of proxies from the stockholders of K-C and Kenvue in connection with the proposed transaction. Information about the directors and executive officers of K-C is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 13, 2025, its proxy statement for its 2025 annual meeting, which was filed with the SEC on March 10, 2025, and its Current Report on Form 8-K, which was filed with the SEC on May 6, 2025. Information about the directors and executive officers of Kenvue is set forth in its Annual Report on Form 10-K for the year ended December 29, 2024, which was filed with the SEC on February 24, 2025, its proxy statement for its 2025 annual meeting, which was filed with the SEC on April 9, 2025, and its Current Reports on Form 8-K, which were filed with the SEC on May 8, 2025, June 24, 2025, and July 14, 2025, and November 3, 2025. To the extent holdings of K-C’s or Kenvue’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including the Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Beneficial Ownership on Form 5 filed with the SEC on: 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/2/2025, 5/27/2025, 5/27/2025, 5/27/2025, 5/27/2025, 5/27/2025, 5/27/2025, 5/27/2025, 5/27/2025, 6/2/2025, 6/4/2025, 8/1/2025, 8/1/2025, 8/4/2025, 9/10/2025, 9/24/2025, 10/1/2025, 10/1/2025, 10/1/2025, 10/1/2025, 10/3/2025 and 10/7/2025. Additional information about the directors and executive officers of K-C and Kenvue and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of K-C’s stockholders or Kenvue’s stockholders generally, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from K-C’s or Kenvue’s website as described above.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters contained in this communication, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on K-C’s and Kenvue’s business and future financial and operating results and prospects, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing in connection with the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction, expectations regarding cash flow generation and the post-closing capital structure, growth initiatives, innovations, marketing and other spending, net sales, anticipated currency rates and exchange risks, effective tax rate and other contingencies in connection with the proposed transaction, and the closing date for the proposed transaction, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are based upon the current expectations and beliefs of the management of K-C and Kenvue concerning future events impacting K-C and Kenvue and are qualified by the inherent risks and uncertainties surrounding future expectations generally. There can be no assurance that these future events will occur as anticipated or that our results will be as estimated. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond K-C’s and Kenvue’s control. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “should,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates.

The assumptions used as a basis for the forward-looking statements include many estimates that depend on many factors outside of K-C’s or Kenvue’s control, including, but not limited to, risks and uncertainties around the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement, the risk that the conditions to the completion of the proposed transaction (including stockholder and regulatory approvals) are not satisfied in a timely manner or at all, the possibility that competing offers or transaction proposals may be made, the risks arising from the integration of the K-C and Kenvue businesses, the uncertainty of rating agency actions, the risk that the anticipated benefits and synergies of the proposed transaction may not be realized when expected or at all and that the proposed transaction may not be completed in a timely manner or at all, the risk of unexpected costs or expenses resulting from the proposed transaction, the risk of litigation related to the proposed transaction, including resulting expense or delay, the risks related to disruption to ongoing business operations and diversion of management’s time as a result of the proposed transaction, the risk that the proposed transaction may have an adverse effect on the ability of K-C and Kenvue to retain key personnel, customers and suppliers, the risk that the credit ratings of the combined company declines following the proposed transaction, the risk that the announcement or the consummation of the proposed transaction has a negative effect on the market price of the capital stock of K-C and Kenvue or on K-C’s and Kenvue’s operating results, the risk of product liability litigation or government or regulatory action, including related to product liability claims, the risk of product efficacy or safety concerns resulting in product recalls or regulatory action, risks relating to inflation and other economic factors, such as interest rate and currency exchange rate fluctuations, government trade or similar regulatory actions (including current and potential trade and tariff actions and other constraints on trade affecting the countries where K-C or Kenvue operate and the resulting negative impacts on our supply chain, commodity costs, and consumer spending), natural disasters, acts of war, terrorism, catastrophes, pandemics, epidemics, or other disease outbreaks, the prices and availability of K-C’s or Kenvue’s raw materials, manufacturing difficulties or delays or supply chain disruptions, disruptions in the capital and credit markets, counterparty defaults (including customers, suppliers and financial institutions with which K-C or Kenvue do business), impairment of goodwill and intangible assets and projections of operating results and other factors that may affect impairment testing, changes in customer preferences, severe weather conditions, regional instabilities and hostilities, potential competitive pressures on selling prices for K-C and Kenvue products, energy costs, general economic and political conditions globally and in the markets in which K-C and Kenvue do business (including the related responses of consumers, customers and suppliers on sanctions issued by the U.S., the European Union, Russia or other countries), the ability to maintain key customer relationships, competition, including technological advances, new products, and intellectual property attained by competitors, challenges inherent in new product research and development, uncertainty of commercial success for new and existing products and digital capabilities, challenges to intellectual property protections including counterfeiting, the ability of K-C and Kenvue to successfully execute business development strategy and other strategic plans, changes to applicable laws and regulations and other requirements imposed by stakeholders, as well as changes in behavior and spending patterns of consumers, could affect the realization of these estimates.

Additional information and factors concerning these risks, uncertainties and assumptions can be found in K-C’s and Kenvue’s respective filings with the SEC, including the risk factors discussed in K-C’s and Kenvue’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. Forward-looking statements included herein are made only as of the date hereof and neither K-C nor Kenvue undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2025, by and among Kenvue Inc., Kimberly-Clark Corporation, Vesta Sub I, Inc. and Vesta Sub II, LLC.*

10.1	Offer Letter, dated as of November 2, 2025, by and between Kenvue Brands LLC and Kirk Perry.

10.2	Amended and Restated Executive Severance Pay Plan of Kenvue Inc. and U.S. Affiliated Companies.

99.1	Press Release, dated November 3, 2025.

99.2	Investor Presentation

104	The cover page from Kenvue’s Current Report on Form 8-K, formatted in Inline XBRL.

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Kenvue agrees to furnish a supplemental copy of such schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.

Date: November 3, 2025	By:	/s/ Amit Banati
		Name:	Amit Banati
		Title:	Chief Financial Officer